                                                                      EXHIBIT 11

                                                                    FISCAL YEAR ENDED DECEMBER
                                           ----------------------------------------------------------------------------
                                                     1993                      1994                      1995
                                           ------------------------  ------------------------  ------------------------

                                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                                           FULLY                     FULLY                     FULLY
                                             PRIMARY      DILUTED      PRIMARY      DILUTED      PRIMARY      DILUTED
                                           -----------  -----------  -----------  -----------  -----------  -----------
Income applicable to Common Stock........  $       972  $       972  $     1,866  $     1,866  $     2,196  $     2,196
Accretion to redemption value of
  warrants...............................         (230)        (230)        (250)        (250)        (900)        (900)
                                           -----------  -----------  -----------  -----------  -----------  -----------
Net income available to Common
  Stockholders...........................  $       742  $       742  $     1,616  $     1,616  $     1,296  $     1,296
                                           -----------  -----------  -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------  -----------  -----------
Average number of common shares
  outstanding(1).........................    2,048,200    2,048,200    2,048,200    2,048,200    2,048,200    2,048,200
Average convertible preferred shares
  outstanding(2).........................      538,708      538,708      718,244      718,244      884,034      884,034
Assumed conversion of:
  $4.93 Warrants                               --           --           125,866      179,702      193,394      211,588
  $.01 Warrants                                500,589      500,589      333,837      333,884      166,959      166,959
  $4.93 Options                                --           --             4,566        6,519        7,906        8,650
  $6.43 Options                                --           --           --           --             6,796       10,441
  $7.14 Options                                --           --           --           --           --           --
                                           -----------  -----------  -----------  -----------  -----------  -----------
                                             3,087,497    3,087,497    3,230,713    3,286,549    3,307,289    3,329,902
                                           -----------  -----------  -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------  -----------  -----------
Earnings per Share.......................  $      0.24  $      0.24  $      0.50  $      0.49  $      0.39  $      0.39
                                           -----------  -----------  -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------  -----------  -----------

                                                           NINE MONTHS ENDED
                                           --------------------------------------------------
                                              SEPTEMBER 27, 1995        SEPTEMBER 25, 1996
                                           ------------------------  ------------------------
                                            (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                                           FULLY                     FULLY
                                             PRIMARY      DILUTED      PRIMARY      DILUTED
                                           -----------  -----------  -----------  -----------
Income applicable to Common Stock........  $     1,327  $     1,327  $     1,908  $     1,908
Accretion to redemption value of
  warrants...............................         (286)        (286)      (1,300)      (1,300)
                                           -----------  -----------  -----------  -----------
Net income (loss) available to Common
  Stockholders...........................  $     1,041  $     1,041  $       608  $       608
                                           -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------
Average number of common shares
  outstanding(1).........................    2,048,200    2,048,200    3,209,653    3,209,653
Average convertible preferred shares
  outstanding(2).........................      805,437      805,437      939,297      939,297
Assumed conversion of:
  $4.93 Warrants                               210,810      238,433      257,342      292,502
  $.01 Warrants                                166,956      166,968      --           --
  $4.93 Options                                  7,647        8,649       16,544       18,803
  $6.43 Options                                  5,531       10,440       48,631       58,992
  $7.14 Options                                --           --             4,295        5,525
                                               --           --           --           --
                                           -----------  -----------  -----------  -----------
                                             3,244,581    3,278,127    4,475,762    4,524,772
                                           -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------
Earnings per Share.......................  $      0.32  $      0.32  $      0.14  $      0.13
                                           -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------

------------------------

(1) Share and per share amounts have been restated to reflect the 7-for-1 stock split in the form of a stock dividend.

(2) Convertible preferred shares represent a common stock equivalent.